POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, J. Kevin Connaughton, Joseph D’Alessandro, Joseph F. DiMaria, Paul Goucher, Ryan C. Larrenaga, John M. Loder, Brian D. McCabe, Christopher O. Petersen, Scott Plummer, Bruce Rosenblum and Stephen T. Welsh, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust I, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust I of the indicated series of the investment companies indicated below:

Selling Fund(s)	Buying Fund
Columbia Mid Cap Growth Opportunity Fund, a series of Columbia Funds Series Trust II	Columbia Mid Cap Growth Fund

Columbia Frontier Fund, a series of Columbia Funds Series Trust II; Columbia Select Small Cap Fund, a series of Columbia Funds Series Trust I; and Columbia Small Cap Growth Fund II, a series of Columbia Funds Series Trust

Columbia Small Cap Growth Fund I
Columbia Emerging Markets Opportunity Fund, a series of Columbia Funds Series Trust II	Columbia Emerging Markets Fund
Columbia Diversified Bond Fund, a series of Columbia Funds Series Trust II	Columbia Intermediate Bond Fund
Columbia Connecticut Tax-Exempt Fund and Columbia Massachusetts Tax- Exempt Fund, each a series of Columbia Funds Series Trust I	Columbia Tax-Exempt Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.

/s/ Rodman L. Drake	/s/ Douglas A. Hacker
Rodman L. Drake Dated: September 21, 2012	Douglas A. Hacker Dated: September 23, 2012

/s/ Janet Langford Kelly	/s/ Nancy T. Lukitsh
Janet Langford Kelly Dated: October 3, 2012	Nancy T. Lukitsh Dated: September 27, 2012

/s/ William E. Mayer	/s/ David M. Moffett
William E. Mayer Dated: September 24, 2012	David M. Moffett Dated: September 22, 2012

/s/ Charles R. Nelson	/s/ John J. Neuhauser
Charles R. Nelson Dated: September 24, 2012	John J. Neuhauser Dated: September 26, 2012

/s/ Patrick J. Simpson	/s/ William F. Truscott
Patrick J. Simpson Dated: September 27, 2012	William F. Truscott Dated: September 27, 2012

/s/ Anne-Lee Verville
Anne-Lee Verville Dated: September 22, 2012